UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2008

ZHONE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 11, 2008, Zhone Technologies, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 minimum per share bid price required for continued inclusion on The Nasdaq Global Market under Marketplace Rule 4450(a)(5). This notification has no effect on the listing of the Company’s common stock at this time.

In accordance with Marketplace Rule 4450(e)(2), the Company has 180 calendar days from the date of the Nasdaq letter, or until December 8, 2008, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must be at or above $1.00 per share for a minimum of 10 consecutive business days. Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company does not regain compliance by December 8, 2008, Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted.  At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel.  Alternatively, the Company could apply to transfer its common stock to The Nasdaq Capital Market if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 4310(c). If the Company were to elect to apply for such transfer and if such application were approved, the Company would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market.

The Company intends to actively monitor the bid price for its common stock between now and December 8, 2008, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

On June 13, 2008 the Company issued a press release announcing the receipt of the Nasdaq letter (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

	Exhibit Number	Description
	99.1	Press Release dated June 13, 2008 issued by Zhone Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2008	Zhone Technologies, Inc.

		By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer